Exhibit 99.1
MARTIN MIDSTREAM PARTNERS COMPLETES ACQUISITION OF WOODLAWN
PIPELINE COMPANY
Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership” or “MMLP”) announced today that it completed its previously announced acquisition of the outstanding stock of Woodlawn Pipeline Company, Inc. (“Woodlawn”), a natural gas gathering and processing company with integrated gathering and processing assets in East Texas. In conjunction with this transaction, MMLP also completed its acquisition of a pipeline (“Pipeline”) that delivers residue gas from the Woodlawn Gas Processing Plant to the Texas Eastern Transmission pipeline system.
About Martin Midstream Partners
Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and LPG distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.
Forward-Looking Statements
Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.